Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Philip Morris International Inc.’s Registration Statements on Form S-3 (File No. 333-150449) and Form S-8 (File Nos. 333-149822, 333-149821), of our report dated February 11, 2010, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Philip Morris International Inc., which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers SA

/s/ James Schumacher	/s/ John Martin Aked
James Schumacher	John Martin Aked

Lausanne, Switzerland
February 26, 2010